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                                                                      Exhibit 16


                            Grassi & Co., CPAs, P.C.


August 20, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Sirs:

We have read the statements made by Accident Prevention Plus, Inc., which we understand was filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated August 20, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours



/s/Grassi & Co., CPAs, P.C.
---------------------------
Grassi & Co., CPAs, P.C.



CC:      Alan Schwartz
         Accident Prevention Plus, Inc.
         9091 North Military Trail
         Suite 8-10
         Palm Beach Gardens, FL  33410